UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2021

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman Employment Agreement

On October 1, 2021, Tellurian Inc. (“Tellurian” or the “Company”) entered into an employment agreement with the Company’s Executive Chairman, Charif Souki (the “Executive Chairman Employment Agreement”). The Executive Chairman Employment Agreement has an initial three-year term and will automatically renew for an additional 12-month term at the end of the initial three-year term and each subsequent one-year anniversary thereafter, unless terminated by the Company or Mr. Souki pursuant to its terms.

The Executive Chairman Employment Agreement provides for an annual base salary of $1,200,000, which is consistent with the level of Mr. Souki’s cash compensation for fiscal year 2021 and is subject to annual review by the board of directors of the Company (the “Board”). In addition, the Executive Chairman Employment Agreement provides for a discretionary annual cash bonus target of 150% of Mr. Souki’s annual base salary, subject to a cap of 300% of Mr. Souki’s annual base salary and, with certain exceptions, Mr. Souki’s continued employment through the payment date of the annual cash bonus. Payment of any such annual cash bonus will be based on Mr. Souki’s and the Company’s performance, as determined by the Board (or a committee thereof) in its sole discretion. The Executive Chairman Employment Agreement also provides that the Company must reimburse Mr. Souki for business expenses incurred in carrying out his duties and responsibilities under the agreement.

If Mr. Souki resigns for “good reason” or the Company terminates Mr. Souki’s employment without “cause” (in each case, as such term is defined in the Executive Chairman Employment Agreement), then the Company must pay Mr. Souki (i) any unpaid prior year annual bonus; (ii) a pro-rated portion of the annual cash bonus for the year of termination, calculated based on actual performance; and (iii) an amount of cash equal to two times the sum of Mr. Souki’s (A) annual base salary and (B) discretionary annual cash bonus target (such resulting amount, the “Executive Chairman Severance Payments”), paid in substantially equal installments over a 12-month period following the date of termination. If Mr. Souki’s employment is terminated for “good reason” or without “cause” on a change of control or during the 12-month period thereafter, then the Executive Chairman Severance Payments would be increased to an amount of cash equal to three times (from two times) the sum of Mr. Souki’s (A) annual base salary and (B) discretionary annual cash bonus target and paid in a lump sum on the sixtieth day following such termination.

The foregoing description of the Executive Chairman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Chairman Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

CEO Employment Agreement

Also on October 1, 2021, the Company entered into an employment agreement with the Company’s President and Chief Executive Officer, Octávio Simões (the “CEO Employment Agreement”). The CEO Employment Agreement has an initial term through June 5, 2024 (the “Initial CEO Term”) and will automatically renew for an additional 12-month term at the end of the Initial CEO Term and each subsequent one-year anniversary thereafter, unless terminated by the Company or Mr. Simões pursuant to its terms.

The CEO Employment Agreement provides for an annual base salary of $725,000, which is consistent with Mr. Simões's current annual base salary and is subject to annual review by the Board. In addition, the CEO Employment Agreement provides for a discretionary annual cash bonus target of 125% of Mr. Simões’s annual base salary, subject to a cap of 218.75% of Mr. Simões’s annual base salary and, with certain exceptions, Mr. Simões’s continued employment through the payment date of the annual cash bonus. Payment of any such annual cash bonus will be based on Mr. Simões’s and the Company’s performance, as determined by the Board (or a committee thereof) in its sole discretion. The CEO Employment Agreement also provides that the Company must reimburse Mr. Simões for business expenses incurred in carrying out his duties and responsibilities under the agreement.

Pursuant to the CEO Employment Agreement, the parties agreed to amend the terms of Mr. Simões’s restricted stock agreements covering a total of 2,000,000 shares of Tellurian restricted stock and a cash incentive award agreement (together with the restricted stock agreements, the “Award Agreements”) providing for a cash award of up to $5,000,000 (in each case vesting in one-third increments upon an affirmative final investment decision by the Board (“FID”) and the first and second anniversaries of FID) to provide that (i) the continuous service provisions of the Award Agreements will no longer apply to the applicable restricted stock or cash awards thereunder after the Initial CEO Term, assuming that Mr. Simões’s employment has not terminated prior thereto, and (ii) if Mr. Simões’s employment terminates for any reason following the Initial CEO Term and Mr. Simões fails to execute and deliver a release of claims in favor of the Company and its subsidiaries after the date of termination, then the Company may request that the stock or cash (net of tax withholding) awarded to Mr. Simões under the Award Agreements be returned to the Company.

If Mr. Simões resigns for “good reason” or the Company terminates Mr. Simões’s employment without “cause” (in each case, as such term is defined in the CEO Employment Agreement), then the Company must pay Mr. Simões (i) any unpaid prior year annual bonus; (ii) a pro-rated portion of the annual cash bonus for the year of termination, calculated based on actual performance; and (iii) an amount of cash equal to two times the sum of Mr. Simões’s (A) annual base salary and (B) discretionary annual cash bonus target (such resulting amount, the “CEO Severance Payments”), paid in substantially equal installments over a 12-month period following the date of termination. If Mr. Simões’s employment is terminated for “good reason” or without “cause” on a change of control or during the 12-month period thereafter, then the CEO Severance Payments would be increased to an amount of cash equal to three times (from two times) the sum of Mr. Simões’s (A) annual base salary and (B) discretionary annual cash bonus target and paid in a lump sum on the sixtieth day following such termination.

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The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1†‡	Employment Agreement, effective as of October 1, 2021, by and between Tellurian Inc. and Charif Souki

10.2†‡	Employment Agreement, effective as of October 1, 2021, by and between Tellurian Inc. and Octávio Simões

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

†	Management contract or compensatory plan or arrangement.

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name:	L. Kian Granmayeh
Title:	Executive Vice President and Chief Financial Officer

Date: October 4, 2021